Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Agenus Inc.:
We consent to the incorporation by reference in the registration statement on Form S-8 (Nos. 333‑40440, 333‑40442, 333‑50434, 333‑69580, 333‑106072, 333‑115984, 333‑143807, 333‑143808, 333‑151745, 333‑160084, 333‑160087, 333‑160088, 333‑176609, 333-183066, and 333-183067) and on Form S-3 (Nos. 333‑151244, 333‑161277, 333‑163221, 333‑164481, and 333-185657) of Agenus Inc. and subsidiaries of our reports dated March 18, 2013, with respect to the consolidated balance sheets of Agenus Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of earnings, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10‑K of Agenus Inc. and subsidiaries.
/s/ KPMG LLP
Boston, Massachusetts
March 18, 2013